EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Completes Updated Butte Highlands Technical Report

Coeur d’Alene, Idaho – May 23, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced that it has completed an updated technical report on the Butte Highlands Property in Montana (the “Report”) that will be filed on SEDAR later today.

The Report was prepared by the Company’s independent geological consultant, Mine Development Associates (MDA), and provides an updated technical summary of the Butte Highlands project.  The Report includes an updated description of the property and the regional geology, the permitting requirements and progress, and the exploration and development work that has been accomplished during the past few years.  Metallurgical test work that has been performed is summarized, and additional metallurgical testing is recommended.

An historic mineral resource estimate is included in the Report, but a qualified person has not done sufficient work to classify any of the historic estimates as current mineral resources.  Timberline is not treating these estimates as current mineral resources, and the historic estimates should not be relied upon.  There is no current mineral resource or reserves estimate for the Butte Highlands project. The historic mineral resource estimates are described in the Report as follows:

The following historic resource estimates were made prior to initiation of NI 43-101 reporting requirements, and MDA cannot determine if they meet the Canadian Institute of Mining (“CIM”) classification standards. A qualified person has not done sufficient work to classify these historic estimates as current mineral resources, and Timberline is not treating them as current mineral resources. These historic estimates are presented using original “resource” and “reserve” terminology. The terminology does not necessarily conform to current mineral resource and reserve classifications defined by the CIM.

Orvana (Roper, 1997) reported that Battle Mountain identified a structurally controlled “underground mineable resource” of about 200,000 ounces of gold at the Highlands mine in 1989, while Placer Dome discovered a sediment-hosted skarn “resource” of about 30,000 ounces amenable to open-pit mining at the Chief (Ballarat) mine area east of the Highlands mine in 1991 (the Ballarat mine is not part of Timberline’s Butte Highlands project). Orvana’s description did not include any information on the assumptions, parameters, or methods on which these estimates were based.

Orvana used their drill results and historic drilling data to estimate a “geologic resource” for the Nevin Hill deposit in June 1997, using manual cross-sectional methods (Roper, 1997). Twelve northwest-facing cross sections were constructed on 100-foot centers. Polygons were drawn on the sections to encompass drill-hole intercepts greater than 0.1 oz Au/ton over greater than or equal to 10 feet. The polygons were then projected section to section to achieve a volume. Grade was assigned based on weighted-average intercepts within the shapes, and a rock density of 12 ft3/ton was applied to the volumes. The resulting “resource” estimated by Orvana was 583,253 tons grading 0.335 oz Au/ton in the "Measured and Indicated" categories for a total of 195,208 ounces of gold; Orvana did not separate the two categories of “resources”. They also calculated an “Inferred” category by projecting 500 feet along trend from the drill-hole intercepts, but MDA believes this is not appropriate for the

Butte Highlands skarn mineralization and therefore these results are not reported herein. Orvana noted that the Nevin Hill mineralization remained open down dip and along strike (Roper, 1997).

Agreements related to the Butte Highlands project are summarized in the Report, including the Company’s joint venture operating agreement where Timberline’s joint venture partner has agreed to fund all development costs that might be associated with bring the mine into production, with Timberline’s 50% share of costs to be paid out of proceeds from future mine production.  The Company’s joint venture partner at Butte Highlands has decided to advance the project into production without first establishing mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure.

The Report also identifies recommendations for future exploration work, including exploration drilling to potentially expand mineralization, the preparation of additional studies of the surface geology and mineralization in the area, and geophysical surveys to define undrilled mineralization targets.

Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by NI 43-101 and has reviewed and approved the technical contents of this release.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana where gold production is targeted to commence in 2013. Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Cautionary and Forward-looking Statements

The Company’s JV partner at Butte Highlands has decided to advance the project into production without first establishing mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s continued exploration, drill programs, and development at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the formation of a joint venture for Lookout Mountain (including the timing of formation of the joint venture), the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s drill programs at Butte Highlands, including the timing of obtaining necessary permits, the development and production of the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for

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the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, targeted dates for the South Eureka technical report and economic scoping study, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO
Phone: 208.664.4859

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